AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 4th day of February, 2009

AMONG:

MAP VI ACQUISITION, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 25 Highland Boulevard, Dix Hills, New York 11746  (“MAP VI”)

AND:

BUSINESSTALKRADIO.NET ACQUISITIONS CORP., a corporation formed pursuant to the laws of the State of Delaware and a wholly owned subsidiary of MAP VI (the "Acquirer")

AND:

BUSINESSTALKRADIO.NET, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 401 Shippan Avenue, Stamford, CT 06902 ("BTRNet")

AND:

Each of the shareholders of BTRNet that are named on the signature page of this Agreement (the “BTRNet Shareholders”)

WHEREAS:

A.              The BTRNet Shareholders own 72,311,304 BTRNet Shares, being 100% of the presently issued and outstanding BTRNet Shares;

B.              The respective Boards of Directors of MAP VI, BTRNet and the Acquirer deem it advisable and in the best interests of MAP VI, BTRNet and the Acquirer that BTRNet merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Delaware; and

C.           It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1         In this Agreement the following terms will have the following meanings:

(a)	“Acquisition Shares” means the 72,311,304 MAP VI Common Shares to be issued to the BTRNet Shareholders at Closing pursuant to the terms of the Merger;

(b)
“Additional BTRNet Disclosure” means the information and documentation evidencing BTRNet Accounts Payable and Liabilities, Accounts Receivable, Bank Accounts, Debts to Related Parties, Equipment, Insurance Policies, Inventory and Material Contracts which are to be delivered by BTRNet to MAP VI pursuant to the terms hereof;

(c)	“Agreement” means this agreement and plan of merger among MAP VI, the Acquirer, BTRNet, and the BTRNet Shareholders;

(d)
“Audited MAP VI Financial Statements” means the financial statements of MAP VI for the two year periods ended September 30, 2008 and 2007, together with the unqualified auditors report thereon, prepared in accordance with Item 301 of Regulation S-K, and which are to be delivered by MAP VI to BTRNet pursuant to the terms hereof;

(e)
“BTRNet Accounts Payable and Liabilities” means all accounts payable and liabilities of BTRNet, due and owing or otherwise constituting a binding obligation of BTRNet (other than a BTRNet Material Contract) as of September 30, 2008 as set forth in the documentation evidencing such BTRNet Accounts Payable and Liabilities which is to be delivered by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements;

(f)
“BTRNet Accounts Receivable” means all accounts receivable and other debts owing to BTRNet as of September 30, 2008 as set forth in the documentation evidencing such which is to be delivered by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements;

(g)
“BTRNet Assets“ means the undertaking and all the property and assets of the BTRNet Business of every kind and description wheresoever situated including, without limitation, BTRNet Equipment, BTRNet Inventory, BTRNet Material Contracts, BTRNet Accounts Receivable, BTRNet Cash, BTRNet Intangible Assets and BTRNet Goodwill, and all credit cards, charge cards and banking cards issued to BTRNet;

(h)
“BTRNet Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of BTRNet or relating to the BTRNet Business as set forth in the documentation evidencing such BTRNet Bank Accounts which is to be delivered by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements and as set forth on Schedule “M”;

(i)	“BTRNet Business” means all aspects of the business conducted by BTRNet;

(j)	“BTRNet Cash” means all cash on hand or on deposit to the credit of BTRNet on the Closing Date;

(k)
“BTRNet Debt to Related Parties” means the debts owed by BTRNet to the BTRNet Shareholders or to any family member thereof, or to any affiliate, director or officer of BTRNet or the BTRNet Shareholders as documentation evidencing such BTRNet Debt to Related Parties to be delivered by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements ;

(l)
“BTRNet Equipment” means all machinery, equipment, furniture, and furnishings used in the BTRNet Business, including, without limitation, the items more particularly described in the documentation evidencing such BTRNet Equipment which is to be delivered by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements;

(m)
“BTRNet Goodwill” means the goodwill of the BTRNet Business together with the exclusive right of MAP VI to represent itself as carrying on the BTRNet Business in succession of BTRNet subject to the terms hereof, and the right to use any words indicating that the BTRNet Business is so carried on including the right to use the name "BusinessTalkRadio.Net, Inc." or any variation thereof as part of the name of or in connection with the BTRNet Business or any part thereof carried on or to be carried on by BTRNet, the right to all corporate, operating and trade names associated with the BTRNet Business, or any variations of such names as part of or in connection with the BTRNet Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the BTRNet Business, all necessary licenses and authorizations and any other rights used in connection with the BTRNet Business;

(n)
“BTRNet Insurance Policies” means the public liability insurance and insurance against loss or damage to BTRNet Assets and the BTRNet Business as described in the documentation evidencing such BTRNet Insurance which is to be delivered by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements;

(o)
“BTRNet Intangible Assets” means all of the intangible assets of BTRNet, including, without limitation, BTRNet Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of BTRNet, the documentation evidencing such BTRNet Intangible Assets which is to be delivered by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements;

(p)
“BTRNet Inventory” means all inventory and supplies of the BTRNet Business as of September 30, 2008 as set forth in documentation evidencing such BTRNet Inventory which is to be delivered by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements;

(q)
“BTRNet Material Contracts” means the burden and benefit of and the right, title and interest of BTRNet in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which BTRNet is entitled in connection with the BTRNet Business whereunder BTRNet is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those BTRNet Material Contracts to be delivered by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements;

(r)	“BTRNet Shares” means all of the issued and outstanding shares of BTRNet's equity stock;

(s)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 10 hereof;

(t)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(u)
“Effective Time” means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Delaware, which certificate shall provide that the Merger shall become effective upon such filing;

(v)	“Material Adverse Change” means a greater than 10% negative deviation from previously reported financial results (annualized where appropriate);

(w)	“Merger” means the merger, at the Effective Time, of BTRNet and the Acquirer pursuant to this Agreement and Plan of Merger;

(x)	“Merger Consideration” means the Acquisition Shares;

(y)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as MAP VI and BTRNet may mutually agree upon;

(z)	“State Corporation Law” means the General Corporation Law of the State of Delaware;

(aa)
“MAP VI Accounts Payable and Liabilities” means all accounts payable and liabilities of MAP VI, on a consolidated basis, due and owing or otherwise constituting a binding obligation of MAP VI and its subsidiaries (other than a MAP VI Material Contract) as of September 30, 2008 as set forth is Schedule “C” hereto;

(bb)	“MAP VI Accounts Receivable” means all accounts receivable and other debts owing to MAP VI, on a consolidated basis, as of September 30, 2008 as set forth in Schedule “D” hereto;

(cc)
“MAP VI Assets” means the undertaking and all the property and assets of the MAP VI Business of every kind and description wheresoever situated including, without limitation, MAP VI Equipment, MAP VI Inventory, MAP VI Material Contracts, MAP VI Accounts Receivable, MAP VI Cash, MAP VI Intangible Assets and MAP VI Goodwill, and all credit cards, charge cards and banking cards issued to MAP VI;

(dd)	“MAP VI Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of MAP VI and its subsidiaries or relating to the MAP VI Business as set forth in Schedule “E” hereto;

(ee)	“MAP VI Business” means all aspects of any business conducted by MAP VI and its subsidiaries;

(ff)	“MAP VI Cash” means all cash on hand or on deposit to the credit of MAP VI and its subsidiaries on the Closing Date;

(gg)	“MAP VI Common Shares” means the shares of common stock in the capital of MAP VI;

(hh)	“MAP VI Debt to Related Parties” means the debts owed by MAP VI to any affiliate, director or officer of MAP VI as described in Schedule “F” hereto;

(ii)	“MAP VI Equipment” means all machinery, equipment, furniture, and furnishings used in the MAP VI Business, including, without limitation, the items more particularly described in Schedule “G” hereto;

(jj)
“MAP VI Goodwill” means the goodwill of the MAP VI Business including the right to all corporate, operating and trade names associated with the MAP VI Business, or any variations of such names as part of or in connection with the MAP VI Business, all books and records and other information relating to the MAP VI Business, all necessary licenses and authorizations and any other rights used in connection with the MAP VI Business;

(kk)	“MAP VI Insurance Policies” means the public liability insurance and insurance against loss or damage to the MAP VI Assets and the MAP VI Business as described in Schedule “H” hereto;

(ll)
“MAP VI Intangible Assets" means all of the intangible assets of MAP VI and its subsidiaries, including, without limitation, MAP VI Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of MAP VI and its subsidiaries;

(mm)	“MAP VI Inventory” means all inventory and supplies of the MAP VI Business as of September 30, 2008, as set forth in Schedule “I” hereto;

(nn)        “MAP VI Material Contracts” means the burden and benefit of and the right, title and interest of MAP VI and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which MAP VI or its subsidiaries are entitled whereunder MAP VI or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “J” hereto;

(oo)	“Surviving Company” means the Acquirer following the merger with BTRNet.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning MAP VI

Schedule “C”	MAP VI Accounts Payable and Liabilities
Schedule “D”	MAP VI Accounts Receivable
Schedule “E”	MAP VI Bank Accounts
Schedule “F”	MAP VI Debts to Related Parties
Schedule “G”	MAP VI Equipment
Schedule “H”	MAP VI Insurance Policies
Schedule “I”	MAP VI Inventory
Schedule “J”	MAP VI Material Contracts

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1              At Closing, BTRNet shall be merged with and into the Acquirer pursuant to this Agreement and Plan of Merger and the separate corporate existence of BTRNet shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2              The Merger shall have the effect provided therefore by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to BTRNet or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of BTRNet and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of BTRNet and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of BTRNet and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of BTRNet or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3              The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law.  The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Acquirer as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law.  The Directors of BTRNet at the Effective Time shall continue to be the Directors of the Surviving Company after the Closing.

Conversion of Securities

2.4              At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, BTRNet or the BTRNet Shareholders, the shares of capital stock of each of BTRNet and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b)
Conversion of BTRNet Shares. Each BTRNet Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of BTRNet Shares outstanding immediately prior to Closing. All such BTRNet Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefore upon the surrender of such certificate in accordance with this Agreement.

Adherence with Applicable Securities Laws

2.5          The BTRNet Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to MAP VI;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to MAP VI an opinion of counsel to that effect or such other written opinion as may be reasonably required by MAP VI.

The BTRNet Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF MAP VI

Representations and Warranties

3.1              MAP VI hereby represents and warrants in all material respects to BTRNet and the BTRNet Shareholders, with the intent that BTRNet and the BTRNet Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

MAP VI - Corporate Status and Capacity

(a)
Incorporation. MAP VI is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. MAP VI conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. MAP VI is duly authorized to carry on such business in Delaware.  The nature of the MAP VI Business does not require MAP VI to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. MAP VI has the corporate power, capacity and authority to own the MAP VI Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. MAP VI is currently required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, is current in its filings with the Securities and Exchange Commission and has or will provide all requisite information or MAP VI to the Acquirer to prepare any future filings, and the MAP VI Common Shares are quoted on the “Bulletin Board”;

Acquirer - Corporate Status and Capacity

(e)
Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(f)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date;

(g)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

MAP VI - Capitalization

(h)
Authorized Capital. The authorized capital of MAP VI consists of 75,000,000 MAP VI Common Shares, $0.0001 par value and 10,000,000 shares of preferred stock. $0.0001 par value, of which 2.5 million MAP VI Common Shares, and no shares of preferred stock are presently issued and outstanding;

(i)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of MAP VI Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of MAP VI;

Acquirer Capitalization

(j)	Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, $0.001 par value, of which 0 shares of common stock are presently issued and outstanding,

(k)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement,  option, warrant or right for the acquisition of any common or preferred shares in the Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

MAP VI - Records and Financial Statements

(l)
Charter Documents. The charter documents of MAP VI and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of MAP VI or the Acquirer, as the case may be;

(m)
Corporate Minute Books. The corporate minute books of MAP VI and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by MAP VI and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of MAP VI and its subsidiaries. MAP VI and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(n)
MAP VI Financial Statements. The Audited MAP VI Financial Statements, when delivered, will present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of MAP VI as of the respective dates thereof, and the sales and earnings of the MAP VI Business during the periods covered thereby, in all material respects, and will have been prepared in substantial accordance with generally accepted accounting principles consistently applied and the requirements of Item 301 of Regulation S-K as promulgated by the Securities and Exchange Commission;

(o)
MAP VI Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of MAP VI or its subsidiaries which are not disclosed in Schedule “C” hereto or reflected in the Unaudited MAP VI Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Unaudited MAP VI Financial Statements, and neither MAP VI nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of MAP VI as of September 30, 2008, are described in Schedule “C” hereto;

(p)
MAP VI Accounts Receivable. All the MAP VI Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of MAP VI, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of MAP VI as of September 30, 2008, are described in Schedule “D” hereto;

(q)	MAP VI Bank Accounts. All of the MAP VI Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “E” hereto;

(r)
No Debt to Related Parties. Except as disclosed in Schedule “F” hereto, neither MAP VI nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of MAP VI except accounts payable on account of bona fide business transactions of MAP VI incurred in normal course of the MAP VI Business, including employment agreements, none of which are more than 30 days in arrears;

(s)
No Related Party Debt to MAP VI. No director or officer or affiliate of MAP VI is now indebted to or under any financial obligation to MAP VI or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(t)	No Dividends. No dividends or other distributions on any shares in the capital of MAP VI have been made, declared or authorized since the date of Unaudited MAP VI Financial Statements;

(u)
No Payments. No payments of any kind have been made or authorized since the date of the Unaudited MAP VI Financial Statements to or on behalf of officers, directors, shareholders or employees of MAP VI or its subsidiaries or under any management agreements with MAP VI or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(v)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting MAP VI;

(w)	No Adverse Events. Since the date of the Unaudited MAP VI Financial Statements

(i)
there has not been any material adverse change in the consolidated financial position or condition of MAP VI, its subsidiaries, its liabilities or the MAP VI Assets or any damage, loss or other change in circumstances materially affecting MAP VI, the MAP VI Business or the MAP VI Assets or MAP VI’ right to carry on the MAP VI Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting MAP VI, its subsidiaries, the MAP VI Business or the MAP VI Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by MAP VI to any of MAP VI’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the MAP VI Business has been and continues to be carried on in the ordinary course,

(v)	MAP VI has not waived or surrendered any right of material value,

(vi)	neither MAP VI nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

MAP VI - Income Tax Matters

(x)
Tax Returns. All tax returns and reports of MAP VI and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by MAP VI and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(y)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by MAP VI or its subsidiaries.  MAP VI is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

MAP VI - Applicable Laws and Legal Matters

(z)
Licenses. MAP VI and its subsidiaries hold all licenses and permits as may be requisite for carrying on the MAP VI Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the MAP VI Business;

(aa)
Applicable Laws. Neither MAP VI nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the MAP VI Business, and to MAP VI’ knowledge, neither MAP VI nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the MAP VI Business;

(bb)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to MAP VI, its subsidiaries, the MAP VI Business, or any of the MAP VI Assets nor does MAP VI have any knowledge of any deliberate act or omission of MAP VI or its subsidiaries that would form any material basis for any such action or proceeding;

(cc)
No Bankruptcy. Neither MAP VI nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against MAP VI or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of MAP VI or its subsidiaries;

(dd)
Labor Matters. Neither MAP VI nor its subsidiaries are party to any collective agreement relating to the MAP VI Business with any labor union or other association of employees and no part of the MAP VI Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of MAP VI, has made any attempt in that regard;

(ee)
Finder's Fees. Neither MAP VI nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ff)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of MAP VI and the Acquirer;

(gg)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of MAP VI or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which MAP VI or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the MAP VI Material Contracts, or any right or rights enjoyed by MAP VI or its subsidiaries,

(iii)	result in any alteration of MAP VI’s or its subsidiaries’ obligations under any agreement to which MAP VI or its subsidiaries are party including, without limitation, the MAP VI Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the MAP VI Assets,

(v)	result in the imposition of any tax liability to MAP VI or its subsidiaries relating to the MAP VI Assets, or

(vi)	violate any court order or decree to which either MAP VI or its subsidiaries are subject;

The MAP VI Assets - Ownership and Condition

(hh)
Business Assets. The MAP VI Assets comprise all of the property and assets of the MAP VI Business, and no other person, firm or corporation owns any assets used by MAP VI or its subsidiaries in operating the MAP VI Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “F” or “J” hereto;

(ii)
Title. MAP VI or its subsidiaries are the legal and beneficial owner of the MAP VI Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “F” or “J” hereto;

(jj)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the MAP VI Assets;

(kk)
MAP VI Insurance Policies. MAP VI and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the MAP VI Assets and the MAP VI Business as described in Schedule “H” hereto;

(ll)	MAP VI Material Contracts. The MAP VI Material Contracts listed in Schedule “J” constitute all of the material contracts of MAP VI and its subsidiaries;

(mm)
No Default. There has not been any default in any material obligation of MAP VI or any other party to be performed under any of the MAP VI Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “J” hereto), and MAP VI is not aware of any default in the obligations of any other party to any of the MAP VI Material Contracts;

(nn)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of MAP VI or its subsidiaries. Neither MAP VI nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

MAP VI Assets - MAP VI Equipment

(oo)	MAP VI Equipment. The MAP VI Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

MAP VI Assets - MAP VI Goodwill and Other Assets

(pp)
MAP VI Goodwill. MAP VI and its subsidiaries does not carry on the MAP VI Business under any other business or trade names. MAP VI does not have any knowledge of any infringement by MAP VI or its subsidiaries of any patent, trademarks, copyright or trade secret;

The MAP VI Business

(qq)
Maintenance of Business. Since the date of the Unaudited MAP VI Financial Statements, MAP VI and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(rr)
Subsidiaries. Except for the Acquirer, MAP VI does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

MAP VI - Acquisition Shares

(ss)
Acquisition Shares. The Acquisition Shares when delivered to the holders of BTRNet Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of MAP VI, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2           The representations and warranties of MAP VI contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by BTRNet or the BTRNet Shareholders, the representations and warranties of MAP VI shall survive the Closing.

Indemnity

3.3           MAP VI agrees to indemnify and save harmless BTRNet and the BTRNet Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of MAP VI to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by MAP VI to BTRNet or the BTRNet Shareholders hereunder.

ARTICLE 4
COVENANTS OF MAP VI

Covenants

4.1              MAP VI covenants and agrees with BTRNet and the BTRNet Shareholders that it will:

(a)
Conduct of Business. Until the Closing, conduct the MAP VI Business diligently and in the ordinary course consistent with the manner in which the MAP VI Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the MAP VI Business and the MAP VI Assets and, without limitation, preserve for BTRNet MAP VI’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give BTRNet, the BTRNet Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of MAP VI, and furnish to BTRNet, the BTRNet Shareholders and their representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the MAP VI Assets notwithstanding the change in control of BTRNet arising from the Merger;

(e)
Name Change. Forthwith after the Closing, take such steps are required to change the name of MAP VI to “BusinessTalkRadio.Net., Inc.” or such similar name as may be acceptable to the board of directors of BTRNet; and

Authorization

4.2              MAP VI hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting MAP VI and its subsidiaries to release any and all information in their possession respecting MAP VI and its subsidiaries to BTRNet. MAP VI shall promptly execute and deliver to BTRNet any and all consents to the release of information and specific authorizations which BTRNet reasonably requires to gain access to any and all such information.

Survival

4.3              The covenants set forth in this Article shall survive the Closing for the benefit of BTRNet and the BTRNet Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE BTRNET SHAREHOLDERS

Representations and Warranties

5.1              The BTRNet Shareholders hereby jointly and severally represent and warrant in all material respects to MAP VI, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

BTRNet - Corporate Status and Capacity

(a)
Incorporation. BTRNet is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b)	Carrying on Business. BTRNet is duly authorized to carry on such business in all jurisdictions where the nature of its business requires it to do so;

(c)	Corporate Capacity. BTRNet has the corporate power, capacity and authority to own the BTRNet Assets and to enter into and complete this Agreement;

BTRNet - Capitalization

(d)	Authorized Capital. The authorized capital of BTRNet consists of 75,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of preferred stock, $.001 par value per share.

(e)
(e) Ownership of BTRNet Shares. The issued and outstanding share capital of BTRNet will on Closing consist of 72,311,304 common shares (being the BTRNet Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The BTRNet Shareholders will be at Closing the registered and beneficial owners of 72,311,304 BTRNet Shares. The BTRNet Shares owned by the BTRNet Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
No Option, Warrant or Other Right. Except as disclosed on Schedule 5.1, no person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of BTRNet Shares held by the BTRNet Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of BTRNet;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of BTRNet Shares contained in the charter documents of BTRNet or under any agreement;

BTRNet - Records and Financial Statements

(h)	Charter Documents. The charter documents of BTRNet have not been altered since its incorporation date, except as filed in the record books of BTRNet;

(i)
Corporate Minute Books. The corporate minute books of BTRNet are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by BTRNet which required director or shareholder approval are reflected on the corporate minute books of BTRNet. Neither BTRNet are in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws;

(j)
BTRNet Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of BTRNet which has not been provided by BTRNet to MAP VI, and BTRNet has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(k)
BTRNet Accounts Receivable. All the BTRNet Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the BTRNet Shareholders, any claim by the obligor for set-off or counterclaim.  Without limiting the generality of the foregoing, all accounts receivable of BTRNet as of September 30, 2008, will be provided by BTRNet to MAP VI;

(l)	BTRNet Bank Accounts. All of the BTRNet Bank Accounts, their location, numbers and the authorized signatories at the Closing Date will be provided by BTRNet to MAP VI;

(m)
No Debt to Related Parties. BTRNet will on Closing not be indebted to the BTRNet Shareholders nor to any family member thereof, nor to any affiliate, director or officer of BTRNet or the BTRNet Shareholders except accounts payable on account of bona fide business transactions of BTRNet incurred in normal course of BTRNet Business, including employment agreements with the BTRNet Shareholders, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to BTRNet. No BTRNet Shareholder nor any director, officer or affiliate of BTRNet are now indebted to or under any financial obligation to BTRNet on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of BTRNet have been made, declared or authorized since the date of the BTRNet Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the BTRNet Financial Statements to or on behalf of the BTRNet Shareholders or to or on behalf of officers, directors, shareholders or employees of BTRNet or under any management agreements with BTRNet, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)
No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting BTRNet, other than any such plans disclosed in the BTRNet Financial Statements;

(r)	No Adverse Events. Since the date of the BTRNet Financial Statements:

(i)
there has not been any Material Adverse Change in the consolidated financial position or condition of BTRNet, its liabilities or the BTRNet Assets or any damage, loss or other change in circumstances materially affecting BTRNet, the BTRNet Business or the BTRNet Assets or BTRNet’s right to carry on the BTRNet Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting BTRNet, the BTRNet Business or the BTRNet Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by BTRNet to the BTRNet Shareholders or to any of BTRNet's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the BTRNet Business has been and continues to be carried on in the ordinary course,

(v)	BTRNet has not waived or surrendered any right of material value,

(vi)	BTRNet has discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

BTRNet - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of BTRNet required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by BTRNet or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by BTRNet. BTRNet is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

BTRNet - Applicable Laws and Legal Matters

(u)
Licenses. BTRNet holds all licenses and permits as may be requisite for carrying on the BTRNet Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the BTRNet Business;

(v)
Applicable Laws. BTRNet has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the BTRNet Business, and, to the knowledge of the BTRNet Shareholders, BTRNet is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the BTRNet Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to BTRNet, the BTRNet Business, or any of the BTRNet Assets, nor do the BTRNet Shareholders have any knowledge of any deliberate act or omission of BTRNet that would form any material basis for any such action or proceeding, other than what has been disclosed by BTRNet to MAP VI prior to Closing;

(x)
No Bankruptcy. BTRNet has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against BTRNet and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of BTRNet;

(y)
Labor Matters. BTRNet is not party to any collective agreement relating to the BTRNet Business with any labor union or other association of employees and no part of the BTRNet Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the BTRNet Shareholders, has made any attempt in that regard.

(z)
Finder's Fees. BTRNet is not party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of BTRNet;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of BTRNet or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which BTRNet is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, BTRNet Material Contracts, or any right or rights enjoyed by BTRNet,

(iii)	result in any alteration of BTRNet's obligations under any agreement to which BTRNet is a party including, without limitation, the BTRNet Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the BTRNet Assets,

(v)	result in the imposition of any tax liability to BTRNet relating to BTRNet Assets or the BTRNet Shares, or

(vi)	violate any court order or decree to which BTRNet is subject;

BTRNet Assets - Ownership and Condition

(cc)
Business Assets. The BTRNet Assets comprise all of the property and assets of the BTRNet Business, and neither the BTRNet Shareholders nor any other person, firm or corporation owns any assets used by BTRNet in operating the BTRNet Business, whether under a lease, rental agreement or other arrangement, other than what has been disclosed to MAP VI by BTRNet prior to Closing;

(dd)	Title. BTRNet is the legal and beneficial owner of the BTRNet Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the BTRNet Assets;

(ff)
BTRNet Insurance Policies. BTRNet maintains the public liability insurance and insurance against loss or damage to the BTRNet Assets and the BTRNet Business as described in the documentation evidencing such insurance which will be provided by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements

(gg)
BTRNet Material Contracts. The BTRNet Material Contracts provided by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements  constitute all of the material contracts of BTRNet;

(hh)
No Default. There has not been any default in any material obligation of BTRNet or any other party to be performed under any of BTRNet Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in the documentation evidencing such default provided by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements), and BTRNet is not aware of any default in the obligations of any other party to any of the BTRNet Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of BTRNet.  BTRNet is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

BTRNet Assets - BTRNet Equipment

(jj)
BTRNet Equipment. The BTRNet Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition and the documentation evidencing such equipment will be provided by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements;

BTRNet Assets - BTRNet Goodwill and Other Assets

(kk)
BTRNet Goodwill. BTRNet carries on the BTRNet Business only under the name "BTRNet International, Inc.", and variations thereof and under no other business or trade names. The BTRNet Shareholders do not have any knowledge of any infringement by BTRNet of any patent, trademark, copyright or trade secret.  All documentation evidencing the Intellectual Property of BTRNet will be provided by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements;

The Business of BTRNet

(ll)
Maintenance of Business. Since the date of the BTRNet Financial Statements, the BTRNet Business has been carried on in the ordinary course and BTRNet has not entered into any material agreement or commitment except in the ordinary course; and

(mm)	Subsidiaries. A list of all BTRNet subsidiaries will be provided by BTRNet to MAP VI concurrent with the delivery of the Audited BTRNet Financial Statements.

Non-Merger and Survival

5.2           The representations and warranties of BTRNet contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by MAP VI, the representations and warranties of BTRNet shall survive the Closing.

Indemnity

5.3           The BTRNet Shareholders agree to indemnify and save harmless MAP VI from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the BTRNet Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by BTRNet or the BTRNet Shareholders to MAP VI hereunder.

ARTICLE 6
COVENANTS OF BTRNET AND
THE BTRNET SHAREHOLDERS

Covenants

6.1              BTRNet and the BTRNet Shareholders covenant and agree with MAP VI that they will:

(a)
Conduct of Business. Until the Closing, conduct the BTRNet Business diligently and in the ordinary course consistent with the manner in which the BTRNet Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the BTRNet Business and the BTRNet Assets and, without limitation, preserve for MAP VI BTRNet’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give MAP VI and its representatives full access to all of the properties, books, contracts, commitments and records of BTRNet relating to BTRNet, the BTRNet Business and the BTRNet Assets, and furnish to MAP VI and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the BTRNet Assets, including the BTRNet Material Contracts, notwithstanding the change in control of BTRNet arising from the Merger;

(e)
Name Change. Forthwith after the Closing, BTRNet and the BTRNet Shareholders shall take such steps are required to change the name of MAP VI to “BTRNet International, Inc” or such similar name as may be acceptable to the board of directors of MAP VI;

Authorization

6.2              BTRNet hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting BTRNet to release any and all information in their possession respecting BTRNet to MAP VI.  BTRNet shall promptly execute and deliver to MAP VI any and all consents to the release of information and specific authorizations which MAP VI reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of MAP VI.

ARTICLE 7

[INTENTIONALLY LEFT BLANK]

ARTICLE 8
CONDITIONS PRECEDENT

Conditions Precedent in favor of MAP VI

8.1              MAP VI’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to MAP VI hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by BTRNet or the BTRNet Shareholders at or prior to the Closing will have been complied with or performed;

(c)
title to the BTRNet Shares held by the BTRNet Shareholders and to the BTRNet Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(d)	the Certificate of Merger shall be executed by BTRNet in form acceptable for filing with the Delaware Secretary of State;

(e)	subject to Article 9 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of BTRNet, its liabilities or the BTRNet Assets or any damage, loss or other change in circumstances materially and adversely affecting BTRNet, the BTRNet Business or the BTRNet Assets or BTRNet's right to carry on the BTRNet Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to BTRNet or the BTRNet Business (whether or not covered by insurance) materially and adversely affecting BTRNet, the BTRNet Business or the BTRNet Assets;

(f)	BTRNet will have caused the Additional BTRNet Disclosure to be prepared and delivered to MAP VI; and

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by MAP VI

8.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of MAP VI and any such condition may be waived in whole or in part by MAP VI at or prior to the Closing by delivering to BTRNet a written waiver to that effect signed by MAP VI. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, MAP VI shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of BTRNet and the BTRNet Shareholders

8.3              The obligations of BTRNet and the BTRNet Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to BTRNet hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by MAP VI at or prior to the Closing will have been complied with or performed;

(c)
MAP VI will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to BTRNet at the Closing and the Acquisition Shares will be registered on the books of MAP VI in the names of the holders of BTRNet Shares at the Effective Time;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Delaware Secretary of State;

(f)	subject to Article 9 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of MAP VI, its subsidiaries, their liabilities or the MAP VI Assets or any damage, loss or other change in circumstances materially and adversely affecting MAP VI, the MAP VI Business or the MAP VI Assets or MAP VI’ right to carry on the MAP VI Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to MAP VI or the MAP VI Business (whether or not covered by insurance) materially and adversely affecting MAP VI, its subsidiaries, the MAP VI Business or the MAP VI Assets;

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(i)	MAP VI will have delivered the Audited MAP VI Financial Statements to BTRNet; and

(j)	the satisfaction of all liabilities of MAP VI on or prior to the Closing Date.

Waiver by BTRNet and the BTRNet Shareholders

8.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of BTRNet and the BTRNet Shareholders and any such condition may be waived in whole or in part by BTRNet or the BTRNet Shareholders at or prior to the Closing by delivering to MAP VI a written waiver to that effect signed by BTRNet and the BTRNet Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, BTRNet and the BTRNet Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

8.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

8.6              Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before November 30, 2008, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

8.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from BTRNet and MAP VI and the contents thereof confidential and not utilize nor reveal or release same.

ARTICLE 9
RISK

Material Change in the Business of BTRNet

9.1              If any material loss or damage to the BTRNet Business occurs prior to Closing and such loss or damage, in MAP VI's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, MAP VI shall, within two (2) days following any such loss or damage, by notice in writing to BTRNet, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to MAP VI's obligations to carry out the transactions contemplated hereby, be vested in BTRNet or otherwise adequately secured to the satisfaction of MAP VI on or before the Closing Date.

Material Change in the MAP VI Business

9.2              If any material loss or damage to the MAP VI Business occurs prior to Closing and such loss or damage, in BTRNet's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, BTRNet shall, within two (2) days following any such loss or damage, by notice in writing to MAP VI, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to BTRNet's obligations to carry out the transactions contemplated hereby, be vested in MAP VI or otherwise adequately secured to the satisfaction of BTRNet on or before the Closing Date.

ARTICLE 10
CLOSING

Closing

10.1              The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by BTRNet

10.2              On or before the Closing, BTRNet and the BTRNet Shareholders will deliver or cause to be delivered to MAP VI:

(a)	the original or certified copies of the charter documents of BTRNet and all corporate records documents and instruments of BTRNet and all books and accounts of BTRNet;

(b)
all reasonable consents or approvals required to be obtained by BTRNet for the purposes of completing the Merger and preserving and maintaining the interests of BTRNet under any and all BTRNet Material Contracts and in relation to BTRNet Assets;

(c)	certified copies of such resolutions of the shareholders and directors of BTRNet as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from BTRNet and the BTRNet Shareholders of the satisfaction of the conditions precedent set forth in section 8.3 hereof;

(e)	the Certificate of Merger, duly executed by BTRNet; and

(f)	such other documents as MAP VI may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by MAP VI

10.3              On or before the Closing, MAP VI shall deliver or cause to be delivered to BTRNet and the BTRNet Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of BTRNet Common Stock;

(b)	certified copies of such resolutions of the directors of MAP VI as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	a certified copy of a resolution of the directors of MAP VI dated as of the Closing Date appointing the nominees of BTRNet as officers of BTRNet;

(d)	an undated resolution of the directors of MAP VI appointing the nominee of the BTRNet Shareholders listed below in Article 11 to the board of directors of MAP VI;

(e)	Reserved;

(f)	an acknowledgement from MAP VI of the satisfaction of the conditions precedent set forth in section 8.1 hereof;

(g)	the Certificate of Merger, duly executed by the Acquirer;

(h)	such other documents as BTRNet may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 11
POST-CLOSING MATTERS

Forthwith after the Closing, MAP VI, BTRNet and the BTRNet Shareholders, as the case may be, agree to use all their best efforts to:

(a)	file the Certificate of Merger with Secretary of State of the State of Delaware;

(b)
within 20 days of the Closing, take such steps are required to initiate the change of the name of MAP VI to “BTRNet International, Inc” or such similar name as may be acceptable to the board of directors of MAP VI;

ARTICLE 12
GENERAL PROVISIONS

Arbitration

12.1           The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

12.2              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopy. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopy shall be deemed to have been received on the actual date of delivery.

Addresses for Service

12.3              The address for service of notice of each of the parties hereto is as follows:

(a)	MAP VI or the Acquirer:

MAP VI, Inc.
25 Highland Boulevard
Dix Hills, New York 11746

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn:  Richard Friedman, Esq.
Phone:  (212) 930-9700
Telecopy:  (212) 930-9725

(b)	BTRNet or the BTRNet Shareholders:

BusinessTalkRadio.Net, Inc.
401 Shippan Avenue
2nd Floor
Stamford, CT   06902

Change of Address

12.4              Any party may, by notice to the other parties change its address for notice to some other address in the United States and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

12.5              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

12.6              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

12.7              The provisions contained herein constitute the entire agreement among BTRNet, the BTRNet Shareholders, the Acquirer and MAP VI respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among BTRNet, the BTRNet Shareholders, the Acquirer and MAP VI with respect to the subject matter hereof.

Enurement

12.8              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

12.9              This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

12.10              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopy will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

12.11              This Agreement is subject to the laws of the State of Delaware.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MAP VI, INC.

	By:	/s/
Steven Y. Moskowitz
Chief Executive Officer

Witness

Name

Address

BUSINESSTALKRADIO.NET,
ACQUISITION CORP.

	By:	/s/
Steven Y. Moskowitz
Chief Executive Officer

Witness

Name

Address

BUSINESSTALKRADIO.NET, INC.

	By:	/s/
Michael Metter
Chief Executive Officer

Witness

Name

Address

SHAREHOLDERS

Shareholder list to follow.

Schedule “C”
MAP VI Accounts Payable and Liabilities

None.

Schedule “D”
 MAP VI Accounts Receivable

None.

Schedule “E”
MAP VI Bank Accounts

None.

Schedule “F”
MAP VI Debts to Related Parties

None.

Schedule “G”
MAP VI Equipment

None.

Schedule “H”
MAP VI Insurance Policies

None.

Schedule “I”
MAP VI Inventory

None.

Schedule “J”
MAP VI Material Contracts

None.

Schedule 5.1

BusinessTalkRadio.Net, Inc. Options, Warrant or Other Rights

None.